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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72113) of Waste Connections, Inc. of our report dated February 26, 1999, except as to Note 18, which is as of August 19, 1999, relating to the combined financial statements of International Environmental Industries, Inc. and subsidiary and JOS Enterprises, Ltd. appearing in this Form 8-K/A, dated August 11, 1999.


PRICEWATERHOUSECOOPERS LLP

Austin, Texas
August 31, 1999